                                                                    EXHIBIT 11.1

                             ARCADIA FINANCIAL LTD.

                       COMPUTATION OF EARNINGS PER SHARE

                             (DOLLARS IN THOUSANDS)

                                                                         THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                            SEPTEMBER 30,                 SEPTEMBER 30,
                                                                      -------------------------     --------------------------
                                                                         1997           1996           1997            1996
                                                                      ----------     ----------     ----------      ----------
PRIMARY:
Income (loss) before extraordinary item and preferred
  dividends......................................................     $    7,789     $   17,157     $  (45,979)     $   42,950
Less preferred dividends.........................................             --           (345)            --          (1,152)
                                                                      ----------     ----------     ----------      ----------
Net income (loss) before extraordinary item applicable to common
  stock..........................................................          7,789         16,812        (45,979)         41,798
Less extraordinary item..........................................             --             --        (15,828)             --
                                                                      ----------     ----------     ----------      ----------
  Net income (loss) applicable to common stock...................     $    7,789     $   16,812     $  (61,807)     $   41,798
                                                                      ----------     ----------     ----------      ----------
                                                                      ----------     ----------     ----------      ----------
Weighted average number of commons shares outstanding............     38,740,077     33,478,304     38,615,060      29,231,401
Net effect of assumed exercise of stock options and warrants.....        491,884      2,417,845        606,029       2,332,818
                                                                      ----------     ----------     ----------      ----------
  Weighted average primary shares................................     39,231,961     35,896,149     39,221,089      31,564,219
                                                                      ----------     ----------     ----------      ----------
                                                                      ----------     ----------     ----------      ----------
Net income (loss) per common share before extraordinary item.....     $     0.20     $     0.47     $    (1.17)     $     1.32
Extraordinary item per common share..............................             --             --           (.41)             --
                                                                      ----------     ----------     ----------      ----------
  Net income (loss) per common share.............................     $     0.20     $     0.47     $    (1.58)     $     1.32
                                                                      ----------     ----------     ----------      ----------
                                                                      ----------     ----------     ----------      ----------
FULLY DILUTED:
Income (loss) before extraordinary item and preferred
  dividends......................................................     $    7,789     $   17,157        (45,979)     $   42,950
Less extraordinary item..........................................             --             --        (15,828)             --
                                                                      ----------     ----------     ----------      ----------
  Net income (loss), as adjusted.................................     $    7,789     $   17,157     $  (61,807)     $   42,950
                                                                      ----------     ----------     ----------      ----------
                                                                      ----------     ----------     ----------      ----------
Weighted average number of common shares outstanding.............     38,740,077     33,478,304     38,615,060      29,231,401
Net effect of assumed exercise of stock options and warrants.....        672,143      2,618,135        694,343       2,852,736
Net effect of assumed conversion of 8% Cumulative Convertible
  Exchangeable Preferred stock...................................             --      3,327,007             --       3,767,796
                                                                      ----------     ----------     ----------      ----------
  Weighted average fully diluted shares..........................     39,412,220     39,423,446     39,309,403      35,851,933
                                                                      ----------     ----------     ----------      ----------
                                                                      ----------     ----------     ----------      ----------
Net income (loss) per common share before extraordinary item.....     $     0.20     $     0.44     $    (1.17)     $     1.20
Extraordinary item per common share..............................             --             --          (0.40)(a)          --
                                                                      ----------     ----------     ----------      ----------
  Net income (loss) per common share.............................     $     0.20     $     0.44     $    (1.57)(a)  $     1.20
                                                                      ----------     ----------     ----------      ----------
                                                                      ----------     ----------     ----------      ----------
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(a) Weighted average shares under the fully diluted computation have an anti-dilutive effect in a loss situation, for reporting purposes, therefore, fully diluted EPS will be shown equal to primary EPS.

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